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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                 ---------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): JANUARY 23, 2001




                          FIRST CONSULTING GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



DELAWARE                            0-23651                          95-3539020
--------                            -------                          ----------
(State or Other                   (Commission                     (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)



111 W. OCEAN BLVD., 4TH FLOOR, LONG BEACH, CALIFORNIA                   90802
-----------------------------------------------------                   -----
(Address of Principal Executive Office)                               (Zip Code)



       Registrant's telephone number, including area code: (562) 624-5200



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                          Exhibit Index begins on Page 3


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ITEM 5.  OTHER EVENTS.

On January 24, 2001, FCG Management Services, LLC (FCGMS), a subsidiary of First Consulting Group, Inc. (FCG), and the Trustees of the University of Pennsylvania, a non-profit corporation incorporated under the laws of the Commonwealth of Pennsylvania, owner and operator of the University of Pennsylvania Health System and its Affiliates (UPHS), entered into an information technology outsourcing agreement pursuant to which FCGMS will manage UPHS's information technology functions. The following is a summary of certain of the terms and conditions of this transaction. Please refer to the exhibits attached to this Form 8-K for a more detailed description of the transaction.

The agreement provides for an initial five-year term, subject to the right of the parties to terminate the agreement prior to the end of the initial term under certain circumstances, including, but not limited to, termination (i) by either upon material breach of the other party, (ii) subject to the payment of termination fees by UPHS, by UPHS either following a change in control of FCGMS or FCG or for convenience, at any time following ninety day prior written notice or (iii) by UPHS if FCGMS is suspended, excluded from participation in, or sanctioned by Medicare, Medicaid or any other state or federal reimbursement program. The value of the agreement is an aggregate of $100 million over the five-year initial term, subject to increase or decrease in that amount depending on the level of services provided by FCGMS to UPHS during the term of the agreement.

 In connection with the transaction, UPHS has the option to acquire a 4.9% interest in FCGMS, which if exercised would result in FCG (through its wholly owned subsidiary, FCG Management Holdings, Inc.) holding 80.1% of FCGMS and New York Presbyterian Hospital holding the remaining 15%.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS. The following exhibits are attached to this Current Report on Form 8-K:


         Exhibit           Description
         -------           -----------
         99.1              Master Information Services Agreement dated
                           January 23, 2001, between FCG Management
                           Services, LLC (FCGMS) and the Trustees of the University of Pennsylvania, a non-profit corporation incorporated under the laws of the Commonwealth of Pennsylvania, owner and operator of the University of Pennsylvania
                           Health System and its Affiliates (UPHS)

         99.2 Press Release entitled "First Consulting Group, ACS and University of Pennsylvania Health System Announce $100 Million, Five-Year Outsourcing Agreement"



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FIRST CONSULTING GROUP, INC.
                                            ----------------------------
                                            (Registrant)


Date:  March 7, 2001                        By: /s/ Walter J. McBride
                                                --------------------------------
                                                Walter J. McBride

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